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                                                                    EXHIBIT 10.9


                          REGISTRATION RIGHTS AGREEMENT

                  This REGISTRATION RIGHTS AGREEMENT (this "Agreement") is entered into as of July 27, 1999, by and among VitaminShoppe.com, Inc., a Delaware corporation (the "Company"), Vitamin Shoppe Industries Inc., a New York corporation ("VSI"), the holders of Series A Preferred Stock of the Company set forth on Schedule 1 (the "Investors") and Thomas Weisel Partners LLC ("TWP").

                                    RECITALS

                  WHEREAS, VSI owns all of the Class B Common Stock, par value $0.01 per share, of the Company (the "Class B Common Stock");

                  WHEREAS, the Company is issuing to the Investors, pursuant to a Series A Preferred Stock Purchase Agreement, dated July 27, 1999 (the "Stock Purchase Agreement"), shares of the Company's Series A Preferred Stock, par value $0.01 per share (the "Series A Preferred Stock") on the date of this Agreement;

                  WHEREAS, the Company is issuing to TWP pursuant to the Placement Agent Engagement Letter, dated June 15, 1999 (the "Engagement Letter"), a warrant to purchase 21,250 shares of Series A Preferred Stock (the "Warrant");

                  WHEREAS, each of the Class B Common Stock and the Series A Preferred Stock is convertible into shares of Class A Common Stock, par value $0.01 per share, of the Company (the "Class A Common Stock");

                  WHEREAS, the Company is entering into this Agreement as a condition to the Investors' obligations under the Stock Purchase Agreement and pursuant to the Engagement Letter;

                  WHEREAS, the Company desires to grant VSI, the Investors and TWP certain demand and piggyback registration rights with respect to the shares of capital stock of the Company now owned or hereafter acquired by such parties;

                  NOW THEREFORE, in consideration of the foregoing recitals and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                  SECTION 1. Definitions. As used in this Agreement, the following terms shall have the following meanings:

                  "Affiliate" means, with respect to any specified person, any other person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified person. For the purposes of this definition, "control" when used with respect to any specified person means the power to direct the management and policies of such person, directly
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or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

                  "Business Day" means any day that is not a Saturday, a Sunday or a legal holiday on which banking institutions in the State of New York are not required to be open.

                  "Class A Common Stock" shall have the meaning set forth in the Recitals.

                  "Class B Common Stock" shall have the meaning set forth in the Recitals.

                  "Common Stock" means the Class A Common Stock and the Class B Common Stock, any capital stock of the Company into which the Class A Common Stock or Class B Common Stock may be converted or exchanged upon a stock split, recapitalization or similar event, or any other common equity of the Company.

                  "Company" shall have the meaning set forth in the introductory paragraph.

                  "Competitor" means any business that, as a principal or material portion or purpose of its business, directly or indirectly, markets or distributes (through wholesale, retail or direct marketing channels, including mail order or the Internet) vitamins, minerals, nutritional supplements, any other nutritional or non-prescription health-related product, or any other product, marketed or distributed by the Company after the date of this Agreement.

                  "Conversion Price" means the conversion price for the Series A Preferred Stock set forth in the Certificate of Designation for the Series A Preferred Stock.

                  "Delay Period" shall have the meaning set forth in Section 2(g) hereof.

                  "Demand Notice" shall have the meaning set forth in Sections 2(a), (b) and (c) hereof.

                  "Demand Registration" means a registration initiated pursuant to Section 2(a), 2(b) or 2(c) hereof.

                  "Effectiveness Period" shall have the meaning set forth in
Section 2(g) hereof.

                  "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder.

                  "Fair Market Value" per share for a Registrable Share as of a particular date shall means:

                  (a) if such Registrable Share is quoted on a national securities exchange, the average closing sales price per share on such exchange for the twenty trading days preceding the determination date;


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                  (b)      if such Registrable Share is quoted on the Nasdaq
                           Stock Market, the average closing price per share as reported on the Nasdaq Stock market for the twenty trading days preceding the determination date;

                  (c) if such Registrable Share is then traded on an over-the-counter market, the average of the closing bid and asked prices per share in such over-the-counter market for the twenty trading days preceding the determination date; or

                  (d) if such Registrable Share is not then listed on a national securities exchange, quoted on the Nasdaq Stock Market or traded on an over-the-counter market, such value as the Board of Directors of the Company may determine in good faith.

                  "Hold Back Period" shall have the meaning set forth in Section 4 hereof.

                  "Holder" means any person or persons who own Registrable Shares or securities convertible into Registrable Shares.

                  "Initial Public Offering" means the consummation of an underwritten offering of Class A Common Stock at a price per share equal to at least 125% of the Conversion Price immediately prior to the completion of such offering and with aggregate gross proceeds to the Company in excess of $15 million.

                  "Interruption Period" shall have the meaning set forth in
Section 5(j) hereof.

                  "Investors" shall have the meaning set forth in the introductory paragraph.

                  "person" means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

                  "Piggyback Registration" shall have the meaning set forth in
Section 3 hereof.

                  "Prospectus" means the prospectus included in any Registration Statement (including a prospectus that discloses information previously omitted from a prospectus filed as part of an effective registration statement in reliance upon Rule 430A), as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of the Registrable Shares covered by such Registration Statement and all other amendments and supplements to such prospectus, including post-effective amendments, and all material incorporated by reference or deemed to be incorporated by reference in such prospectus.

                  "Registrable Shares" means (i) shares of Class A Common Stock issued or issuable upon conversion of the shares of Class B Common Stock held by VSI on the date hereof, (ii) shares of Class A Common Stock issued or issuable upon conversion of shares of Series A Preferred Stock being purchased by the Investors pursuant to the Stock Purchase


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Agreement on the date hereof, (iii) shares of Class A Common Stock issuable upon the conversion of shares of Series A Preferred Stock issuable upon the exercise of the Warrant, or shares of Class A Common Stock issuable upon the exercise of the Warrant, as the case may be, and (iv) any shares of Common Stock issued or issuable with respect to the shares of Common Stock referred to in clauses (i),
(ii) and (iii) above upon any stock split, stock dividend, recapitalization or similar event; provided, however, that shares of Common Stock shall only be registrable pursuant to this Agreement if and so long as (i) they have not been sold to or through a broker or dealer or underwriter in a public distribution or a public securities transaction, (ii) they have not been sold in a transaction exempt from the registration and prospectus delivery requirements of the Securities Act under Section 4(1) thereof so that all transfer restrictions and restrictive legends with respect to such shares of Common Stock are removed upon the consummation of such sale and the seller and purchaser of such shares of Common Stock shall have received an opinion of counsel for the Company, which shall be in form and content reasonably satisfactory to the seller and purchaser and their respective counsel, to the effect that such shares of Common Stock in the hands of the purchaser are freely transferable without restriction or registration under the Securities Act in any public or private transaction, or
(iii) such shares are not eligible for sale pursuant to Rule 144(k) of the Securities Act. For purposes of this definition, the parties hereto hereby acknowledge that, for so long as an individual affiliated with a Holder is a member of the Board of Directors of the Company, the shares of Common Stock held by such Holder shall not be deemed to be eligible for sale pursuant to Rule 144(k).

                  "Registration" means registration under the Securities Act of an offering of Registrable Shares pursuant to a Demand Registration or a Piggyback Registration.

                  "Registration Statement" means any registration statement under the Securities Act of the Company that covers any of the Registrable Shares pursuant to the provisions of this Agreement, including the related Prospectus, all amendments and supplements to such registration statement, including pre- and post-effective amendments, all exhibits thereto and all material incorporated by reference or deemed to be incorporated by reference in such registration statement.

                  "SEC" means the Securities and Exchange Commission.

                  "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder.

                  "Series A Preferred Stock" shall have the meaning set forth in the Recitals.

                  "Stock Purchase Agreement" shall have the meaning set forth in the Recitals.

                  "TWP" shall have the meaning set forth in the Recitals.

                  "underwritten registration or underwritten offering" means a registration under the Securities Act in which securities of the Company are sold to an underwriter for reoffering to the public.


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                  "VSI" shall have the meaning set forth in the introductory paragraph.

                  "Warrant" shall have the meaning as set forth in the Recitals.

                  SECTION 2. Demand Registration.

                  (a) At any time after the 180th day after the consummation of the Initial Public Offering, VSI shall have the right, by written notice (the "Demand Notice") given to the Company, to request the Company to register under and in accordance with the provisions of the Securities Act all or any portion of VSI's Registrable Shares, as designated by VSI. Upon receipt of such Demand Notice, the Company shall promptly, but in no event more than five days after receipt thereof, notify all other Holders of the receipt of such Demand Notice and, subject to the limitations set forth below, shall include in the proposed registration all Registrable Shares with respect to which the Company has received written requests for inclusion therein from such other Holders within 20 days after delivery of the Company's notice. A Demand Registration under this
Section 2(a) may, at VSI's option, be either an underwritten or a non-underwritten offering. In connection with any Demand Registration under this
Section 2(a) in which more than one Holder participates, in the event that the managing underwriter or underwriters participating in such offering advise in writing the Holders of Registrable Shares to be included in such offering that the total number of Registrable Shares to be included in such offering exceeds the amount that can be sold in (or during the time of) such offering without delaying or jeopardizing the success of such offering (including the price per share of the Registrable Shares to be sold), then the amount of Registrable Shares to be offered for the account of the Holders shall be reduced pro rata on the basis of the number of Registrable Shares requested to be registered by each such Holder; provided, however, that such reduction shall be limited, with respect to each Holder (other than VSI), to 50% of the original amount requested by such Holder to be included in such Demand Registration for the account of such Holder (so that if a Holder initially requested that 1,000 Registrable Shares be included in such offering, the amount of such Holder's Registrable Shares to be included in such offering may be reduced to no less than 500 Registrable Shares). In the event that the total number of Registrable Shares to be included in the offering, after giving effect to the reductions made pursuant to the preceding sentence, still exceed the amount that can be sold in (or during the time of) such offering without delaying or jeopardizing the success of such offering, then the amount of Registrable Shares to be offered for the account of VSI shall be further reduced (to zero if necessary). VSI shall be entitled to an unlimited number of Demand Registrations under this Section 2(a); provided, that VSI may not exercise more than one Demand Registration under this
Section 2(a) during any twelve-month period; and provided, further, that any Demand Registration under this Section 2(a) that does not become effective or is not maintained for the time period required in accordance with Section 2(e) hereof shall not count as such Demand Registration.

                  (b) At any time after the 180th day after the consummation of the Initial Public Offering but prior to the date on which the Company becomes eligible to register the resale of Registrable Securities on a Registration Statement on Form S-3 (or any successor form thereto) under the Securities Act, the Holders (other than VSI) of 50% of the then outstanding Registrable Shares held in the aggregate by such Holders shall have the right, by written notice (the "Demand Notice") given to the Company, to request the Company to register under and in


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accordance with the provisions of the Securities Act all or any portion of such
Holders' Registrable Shares, as designated by such Holders; provided that such Registrable Shares requested to be registered in the aggregate have a Fair Market Value on the date of the Demand Notice of at least $15 million. Upon receipt of such Demand Notice, the Company shall promptly, but in no event more than five days after receipt thereof, notify all other Holders (including VSI) of the receipt of such Demand Notice and, subject to the limitations set forth below, shall include in the proposed registration all Registrable Shares with respect to which the Company has received written requests for inclusion therein from such other Holders within 20 days after delivery of the Company's notice. A Demand Registration under this Section 2(b) must be an underwritten offering. In connection with any Demand Registration under this Section 2(b) in which more than one Holder participates, in the event that the managing underwriter or underwriters participating in such offering advise in writing the Holders of Registrable Shares to be included in such offering that the total number of Registrable Shares to be included in such offering exceeds the amount that can be sold in (or during the time of) such offering without delaying or jeopardizing the success of the offering (including the price per share of the Registrable Shares to be sold), then the amount of Registrable Shares to be offered for the account of the Holders shall be reduced pro rata on the basis of the number of Registrable Shares requested to be registered by each such Holder; provided, however, that such reduction shall be limited, with respect to each Holder (other than VSI), to 50% of the original amount requested by such Holder to be included in such Demand Registration for the account of such Holder (so that if a Holder initially requested that 1,000 Registrable Shares be included in such offering, the amount of such Holder's Registrable Shares to be included in such offering may be reduced to no less than 500 Registrable Shares). In the event that the total number of Registrable Shares to be included in the offering, after giving effect to the reductions made pursuant to the preceding sentence, still exceed the amount that can be sold in (or during the time of) such offering without delaying or jeopardizing the success of such offering, then the amount of Registrable Shares to be offered for the account of VSI shall be further reduced (to zero if necessary). The Holders (other than VSI) as a group shall be entitled to one Demand Registration under this Section 2(b); provided, that any Demand Registration under this Section 2(b) that does not become effective or is not maintained for the time period required in accordance with Section 2(e) hereof shall not count as such Demand Registration.

                  (c) At any time after the consummation of the Initial Public Offering but prior to the third anniversary of the Initial Public Offering and only if the Company is eligible to register the resale of Registrable Securities on a Registration Statement on Form S-3 (or any successor form thereto) under the Securities Act, the Holders (other than VSI) of 25% of the then outstanding Registrable Shares held in the aggregate by such Holders shall have the right, by written notice (the "Demand Notice") given to the Company, to request the Company to register on Form S-3 (or any successor form thereto) under and in accordance with the provisions of the Securities Act all or any portion of such Holders' Registrable Shares, as designated by such Holders; provided that such Registrable Shares requested to be registered in the aggregate have a Fair Market Value on the date of the Demand Notice of at least $5 million. Upon receipt of such Demand Notice, the Company shall promptly, but in no event more than five days after receipt thereof, notify all other Holders (including VSI) of the receipt of such Demand Notice and, subject to the limitations set forth below, shall include in the proposed registration all Registrable Shares with respect to which the Company has received written requests for inclusion therein


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from such other Holders within 20 days after delivery of the Company's notice. A
Demand Registration under this Section 2(c) shall not be an underwritten offering. The Holders (other than VSI) as a group shall be entitled to two
Demand Registrations under this Section 2(c); provided, that the Holders (other than VSI) may not exercise more than one Demand Registration under this Section 2(c) during any twelve-month period; and provided, further, that any Demand Registration under this Section 2(c) that does not become effective or is not maintained for the time period required in accordance with Section 2(f) hereof shall not count as such Demand Registration.

                  (d) The Company, within 60 days of the date on which the Company receives a Demand Notice given by VSI in accordance with Section 2(a) hereof or the Holders (other than VSI) in accordance with Section 2(b) or 2(c) hereof, shall file with the SEC, and the Company shall thereafter use its best efforts to cause to be declared effective within 120 days following the date the Company receives such Demand Notice, a Registration Statement on the appropriate form (which, in the case of Section 2(c), shall be Form S-3 or the successor form thereto) for the registration and sale, in accordance with the intended method or methods of distribution, of the total number of Registrable Shares specified by VSI or the Holders (other than VSI) (as the case may be) in such Demand Notice (a "Demand Registration").

                  (e) The Company shall use commercially reasonable efforts to keep each Registration Statement filed pursuant to Sections 2(a) and 2(b) continuously effective and usable for the resale of the Registrable Shares covered thereby for such period of time from the date on which the SEC declares such Registration Statement effective until all the Registrable Shares covered by such Registration Statement have been sold pursuant to such Registration Statement.

                  (f) The Company shall use commercially reasonable efforts to keep each Registration Statement filed pursuant to Section 2(c) continuously effective and usable for the resale of the Registrable Shares covered thereby for a period of 90 days from the date on which the SEC declares such Registration Statement effective, as such period may be extended pursuant to this Section 2, or if shorter, until all the Registrable Shares covered by such Registration Statement have been sold pursuant to such Registration Statement.

                  (g) The Company shall be entitled to postpone the filing of any Registration Statement otherwise required to be prepared and filed by the Company pursuant to this Section 2, or suspend the use of any effective Registration Statement under this Section 2, for a reasonable period of time which shall be as short as practicable, but in any event not in excess of 90 days (a "Delay Period"), if the Company determines in good faith that the registration and distribution of the Registrable Shares covered or to be covered by such Registration Statement would materially interfere with any pending material financing, acquisition or corporate reorganization or other material corporate development involving the Company or any of its subsidiaries or would require premature disclosure thereof and promptly gives the Holders written notice of such determination, containing a statement of the reasons for such postponement and an approximation of the period of the anticipated delay; provided, however, that with respect to solely a Demand Registration under
Section 2(a), 2(b) or 2(c) hereof (i) the aggregate number of days included in all Delay Periods during any consecutive 12 months shall not exceed the aggregate of (x) 180 days minus (y) the number of days occurring during all Hold Back Periods


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and Interruption Periods during such consecutive 12 months and (ii) a period of at least 60 days shall elapse between the termination of any Delay Period, Hold Back Period or Interruption Period and the commencement of the immediately succeeding Delay Period. If the Company shall so postpone the filing of a Registration Statement, the Holders of Registrable Shares to be registered shall have the right to withdraw the request for registration by giving written notice from the Holders of a majority of the Registrable Shares that were to be registered to the Company within 60 days after receipt of the notice of postponement or, if earlier, the termination of such Delay Period. The time period for which the Company is required to maintain the effectiveness of any Registration Statement shall be extended by the aggregate number of days of all Delay Periods, all Hold Back Periods and all Interruption Periods occurring during such Registration, and such period and any extension thereof is hereinafter referred to as the "Effectiveness Period". The Company shall not be entitled to initiate a Delay Period unless it shall (A) to the extent permitted by agreements, if any, with other security holders of the Company, concurrently prohibit sales by such other security holders under registration statements covering securities held by such other security holders and (B) in accordance with the Company's policies from time to time in effect, forbid purchases and sales in the open market by senior executives of the Company.

                  (h) The Company shall not include any securities that are not Registrable Shares in any Registration Statement filed pursuant to this Section 2 without the prior written consent of VSI (with respect to a Registration under Section 2(a) hereof) or the Holders of a majority in number of the Registrable Shares covered by such Registration Statement (with respect to a Registration under Section 2(b) or 2(c) hereof).

                  (i) VSI (with respect to a Registration under Section 2(a) hereof) or the Holders of a majority in number of the Registrable Shares to be included in a Registration Statement (with respect to a Registration under Section 2(b) or 2(c) hereof) may, at any time prior to the effective date of the Registration Statement relating to such Registration, revoke such request by providing a written notice to the Company revoking such request.

                  SECTION 3. Piggyback Registration. (a) Right to Piggyback. If at any time after consummation of the Initial Public Offering, the Company proposes to file a registration statement under the Securities Act with respect to a public offering of securities of the same type as the Registrable Shares for its own account (other than a registration statement (i) on Form S-8 or any successor form thereto, (ii) filed solely in connection with a dividend reinvestment plan or employee benefit plan covering officers or directors of the Company or its Affiliates, or (iii) on Form S-4 or any successor form thereto, in connection with a merger, acquisition or similar corporate transaction) or for the account of any holder of securities of the same type as the Registrable Shares, then the Company shall give written notice of such proposed filing to the Holders at least 30 days before the anticipated filing date. Such notice shall offer the Holders the opportunity to register such amount of Registrable Shares as they may request (a "Piggyback Registration"). Subject to Section 3(b) hereof, the Company shall include in each such Piggyback Registration all Registrable Shares with respect to which the Company has received written requests for inclusion therein within 20 days after notice has been given to the Holders. Each Holder shall be permitted to withdraw all or any portion of the Registrable Shares of such Holder from a Piggyback Registration at any time prior to the effective date of such Piggyback


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Registration. Anything herein to the contrary notwithstanding, VSI shall not have rights to have its shares registered in a Demand Registration initiated under Section 2(c) hereof.

                  (b) Priority on Piggyback Registrations. The Company shall permit the Holders to include all such Registrable Shares on the same terms and conditions as any similar securities, if any, of the Company included therein. Notwithstanding the foregoing, if the Company or the managing underwriter or underwriters participating in such offering advise the Holders in writing that the total amount of securities requested to be included in such Piggyback Registration exceeds the amount which can be sold in (or during the time of) such offering without delaying or jeopardizing the success of the offering (including the price per share of the securities to be sold), then the amount of securities to be offered for the account of the Holders and other holders of securities who have piggyback registration rights with respect thereto or are otherwise to be included in such registration shall be reduced pro rata on the basis of the number or amount of Common Stock (or the equivalent) requested to be registered by each such Holder or holder participating in such offering; provided, however, that such reduction shall be limited, with respect to each Holder (other than VSI) who participates in a Demand Registration pursuant to
Section 2(a) or 2(b) hereof, in the manner set forth in such Sections.

                  (c) Right To Abandon. Nothing in this Section 3 shall create any liability on the part of the Company to the Holders if the Company in its sole discretion should decide not to file a registration statement proposed to be filed pursuant to Section 3(a) hereof or to withdraw such registration statement subsequent to its filing, regardless of any action whatsoever that a Holder may have taken, whether as a result of the issuance by the Company of any notice hereunder or otherwise.

                  SECTION 4. Holdback Agreement. If (i) the Company shall file a registration statement (other than in connection with the registration of securities issuable pursuant to an employee stock option, stock purchase or similar plan or pursuant to a merger, exchange offer or a transaction of the type specified in Rule 145(a) under the Securities Act) with respect to the Common Stock or similar securities or securities convertible into, or exchangeable or exercisable for, such securities and (ii) with reasonable prior notice, the Company (in the case of a nonunderwritten public offering by the Company pursuant to such registration statement) advises the Holders in writing that a public sale or distribution of such Registrable Shares would materially adversely affect such offering or the managing underwriter or underwriters (in the case of an underwritten public offering by the Company pursuant to such registration statement) advise the Company in writing (in which case the Company shall notify the Holders with a copy of such underwriter's notice) that a public sale or distribution of Registrable Shares would materially adversely impact such offering, then each Holder shall, to the extent not inconsistent with applicable law, refrain from effecting any public sale or distribution of Registrable Shares during the 30 days prior to the effective date of such registration statement and until the earliest of (A) the abandonment of such offering, (B) 90 days after the effective date of such registration statement and (C) if such offering is an underwritten offering, the termination in whole or in part of any "hold back" or "lock up" period obtained by the underwriter or underwriters in such offering from the Company in connection therewith (each such period, a "Hold Back Period"), provided, that the Holder shall be under no such obligation unless each director, officer and beneficial owner (as defined in Rule 13d-3 under the Exchange Act) of at least 5% of the


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Company's Common Stock also agrees to refrain from effecting any such public sale or distribution. In addition, if such offering is an underwritten offering, each Holder will enter into a "lock-up" agreement in customary terms consistent with the foregoing.

                  SECTION 5. Registration Procedures. In connection with the registration obligations of the Company pursuant to and in accordance with Sections 2 and 3 hereof (and subject to Sections 2 and 3 hereof), the Company shall use commercially reasonable efforts to effect such registration to permit the sale of such Registrable Shares in accordance with the intended method or methods of disposition thereof, and pursuant thereto the Company shall as expeditiously as possible (but subject to Sections 2 and 3 hereof):

                  (a) prepare and file with the SEC a Registration Statement for the sale of the Registrable Shares on any form for which the Company then qualifies or which counsel for the Company shall deem appropriate in accordance with such Holders' intended method or methods of distribution thereof, subject to Section 2(c) hereof, and use commercially reasonable efforts to cause such Registration Statement to become effective and remain effective as provided herein;

                  (b) prepare and file with the SEC such amendments (including post-effective amendments) to such Registration Statement, and such supplements to the related Prospectus, as may be required by the applicable rules, regulations or instructions under the Securities Act during the applicable period in accordance with the intended methods of disposition specified by the Holders of the Registrable Shares covered by such Registration Statement, make generally available earnings statements satisfying the provisions of Section 11(a) of the Securities Act (provided that the Company shall be deemed to have complied with this clause if it has complied with Rule 158 under the Securities
Act), and cause the related Prospectus as so supplemented to be filed pursuant to Rule 424 under the Securities Act; provided, however, that before filing a Registration Statement or Prospectus, or any amendments or supplements thereto (other than reports required to be filed by it under the Exchange Act), the Company shall furnish to the Holders of Registrable Shares covered by such Registration Statement and their counsel for review and comment, copies of all documents required to be filed;

                  (c) notify the Holders of any Registrable Shares covered by such Registration Statement promptly and (if requested) confirm such notice in writing, (i) when a Prospectus or any Prospectus supplement or post-effective amendment has been filed, and, with respect to such Registration Statement or any post-effective amendment, when the same has become effective, (ii) of any request by the SEC for amendments or supplements to such Registration Statement or the related Prospectus or for additional information regarding such Holders,
(iii) of the issuance by the SEC of any stop order suspending the effectiveness of such Registration Statement or the initiation of any proceedings for that purpose, (iv) of the receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Shares for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose, and (v) of the happening of any event that requires the making of any changes in such Registration Statement, Prospectus or documents incorporated or deemed to be incorporated therein by reference so that they will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading;

                  (d) use commercially reasonable efforts to obtain the withdrawal of any order suspending the effectiveness of such Registration Statement, or the lifting of any suspension of the qualification or exemption from qualification of any Registrable Shares for sale in any jurisdiction in the United States;

                  (e) furnish to the Holder of any Registrable Shares covered by such Registration Statement, each counsel for such Holders and each managing underwriter, if any, without charge, one conformed copy of such Registration Statement, as declared effective by the SEC, and of each post-effective amendment thereto, in each case including financial statements and schedules and all exhibits and reports incorporated or deemed to be incorporated therein by reference; and deliver, without charge, such number of copies of the preliminary prospectus, any amended preliminary prospectus, each final Prospectus and any post- effective amendment or supplement thereto, as such Holder may reasonably request in order to facilitate the disposition of the Registrable Shares of such Holder covered by such Registration Statement in conformity with the requirements of the Securities Act;

                  (f) prior to any public offering of Registrable Shares covered by such Registration Statement, use commercially reasonable efforts to register or qualify such Registrable Shares for offer and sale under the securities or Blue Sky laws of such jurisdictions as the Holders of such Registrable Shares shall reasonably request in writing; provided, however, that the Company shall in no event be required to qualify generally to do business as a foreign corporation or as a dealer in any jurisdiction where it is not at the time so qualified or to execute or file a general consent to service of process in any such jurisdiction where it has not theretofore done so or to take any action that would subject it to general service of process or taxation in any such jurisdiction where it is not then subject;

                  (g) upon the occurrence of any event contemplated by paragraph 5(c)(v) above, prepare a supplement or post-effective amendment to such Registration Statement or the related Prospectus or any document incorporated or deemed to be incorporated therein by reference and file any other required document so that, as thereafter delivered to the purchasers of the Registrable Shares being sold thereunder (including upon the termination of any Delay Period), such Prospectus will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading;

                  (h) use its commercially reasonable efforts to cause all Registrable Shares covered by such Registration Statement to be listed on each national securities exchange or quotation system on which similar securities issued by the Company are then listed or quoted, if the listing or quoting of such securities is then permitted under the rules of such exchange or quotation system;

                  (i) make available for inspection by any Holder (other than a Competitor or an Affiliate of a Competitor of Registrable Shares included in such Registration Statement, any underwriter participating in any offering pursuant to such Registration Statement, and any attorney, accountant or other agent retained by any such Holder (other than a Holder excluded by the first parenthetical of this Section 5(i)) or underwriter (collectively, the "Inspectors"), all financial and other records and other information, pertinent corporate documents and properties of any of the Company and its subsidiaries (collectively, the "Records"), as shall be reasonably necessary to enable them to exercise their due diligence responsibilities; provided, however, that the Records that the Company determines, in good faith, to be confidential and which it notifies the Inspectors in writing are confidential shall not be disclosed to any Inspector unless (x) such Inspector signs a confidentiality agreement reasonably satisfactory to the Company (which shall permit the disclosure of such Records in such Registration Statement or the related Prospectus if necessary to avoid or correct a material misstatement in or material omission from such Registration Statement or Prospectus) or (y) either (i) the disclosure of such Records is necessary to avoid or correct a misstatement or omission in such Registration Statement or (ii) the release of such Records is ordered pursuant to a subpoena or other order from a court of competent jurisdiction; provided further, however, that (A) any decision regarding the disclosure of information pursuant to subclause (i) shall be made only after consultation with counsel for the applicable Inspectors and the Company and (B) with respect to any release of Records pursuant to subclause (ii), each Holder of Registrable Shares agrees that it shall, promptly after learning that disclosure of such Records is sought in a court having jurisdiction, give notice to the Company so that the Company, at the Company's expense, may undertake appropriate action to prevent disclosure of such Records; and

                  (j) if such offering is an underwritten offering, enter into such agreements (including an underwriting agreement in form, scope and substance as is customary in underwritten offerings) and take all such other customary and appropriate actions (including those reasonably requested by the managing underwriters) in order to expedite or facilitate the disposition of such Registrable Shares, and in such connection, (i) use commercially reasonable efforts to obtain opinions of counsel to the Company and updates thereof (which counsel and opinions (in form, scope and substance) shall be reasonably satisfactory to the managing underwriters and counsel to the Holders of the Registrable Shares being sold), addressed to each selling Holder of Registrable Shares covered by such Registration Statement and each of the underwriters as to the matters customarily covered in opinions requested in underwritten offerings and such other matters as may be reasonably requested by such counsel and underwriters, (ii) use commercially reasonable efforts to obtain "cold comfort" letters and updates thereof from the independent certified public accountants of the Company (and, if necessary, any other independent certified public accountants of any subsidiary of the Company or of any business acquired by the Company for which financial statements and financial data are, or are required to be, included in the Registration Statement), addressed to each selling holder of Registrable Shares covered by the Registration Statement (unless such accountants shall be prohibited from so addressing such letters by applicable standards of the accounting profession) and each of the underwriters, such letters to be in customary form and covering matters of the type customarily covered in "cold comfort" letters in connection with underwritten offerings,
(iii) if requested and if an underwriting agreement is entered into, provide indemnification provisions and procedures reasonably requested by such underwriters. The above shall be done at each closing under such underwriting or similar agreement, or as and to the extent required thereunder. The Company may require each Holder of Registrable Shares covered by a Registration Statement to furnish such information regarding such Holder and such Holder's intended method of disposition of such Registrable Shares as it may from time to time reasonably request in writing. If any such information is not furnished within a reasonable period of time after receipt of such request, the Company may exclude such Holder's Registrable Shares from such Registration Statement. Each Holder of Registrable Shares covered by a Registration Statement agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 5(c)(ii), 5(c)(iii), 5(c)(iv) or 5(c)(v) hereof, that such Holder shall forthwith discontinue disposition of any Registrable Shares covered by such Registration Statement or the related Prospectus until such Holder has received the copies of the supplemented or amended Prospectus contemplated by
Section 5(g) hereof, or until such Holder is advised in writing by the Company that the use of the applicable Prospectus may be resumed (such period during which disposition is discontinued being an "Interruption Period") and, if requested by the Company, the Holder shall deliver to the Company (at the expense of the Company) all copies then in its possession, other than permanent file copies then in such holder's possession, of the Prospectus covering such Registrable Shares at the time of receipt of such request. Each Holder of Registrable Shares covered by a Registration Statement further agrees not to utilize any material other than the applicable current preliminary prospectus or Prospectus in connection with the offering of such Registrable Shares.

                  SECTION 6. Registration Expenses. Whether or not any Registration Statement is filed or becomes effective, the Company shall pay all costs, fees and expenses incident to the Company's performance of or compliance with this Agreement, including (i) all registration and filing fees, including NASD filing fees, (ii) all fees and expenses of compliance with state securities or Blue Sky laws, including reasonable fees and disbursements of the Company's counsel in connection therewith, (iii) printing expenses (including expenses of printing certificates for Registrable Shares and of printing prospectuses if the printing of prospectuses is requested by the Holders or the managing underwriter, if any), (iv) messenger, telephone and delivery expenses, (v) fees and disbursements of counsel for the Company, (vi) fees and disbursements of all independent certified public accountants of the Company (including expenses of any "cold comfort" letters required in connection with this Agreement) and all other persons retained by the Company in connection with such Registration Statement, (vii) fees and disbursements of one counsel, other than the Company's counsel, to represent all Holders which participate in the offering contemplated by such Registration Statement, selected by (x) VSI, in the case of (1) a Demand Registration initiated under Section 2(a) hereof or (2) a Piggyback Registration in which VSI elects to participate, or (y) the Holders of a majority of the Registrable Shares being registered, in the case of (1) a Demand Registration initiated under Section 2(b) or 2(c) hereof or (2) a Piggyback Registration in which VSI does not participate, (viii) fees and disbursements of underwriters customarily paid by the issuers or sellers of securities and (ix) all other costs, fees and expenses incident to the Company's performance or compliance with this Agreement. Notwithstanding the foregoing, any discounts, commissions or brokers' fees or fees of similar securities industry professionals and any transfer taxes relating to the disposition of the Registrable Shares by a Holder, will be payable by such Holder and the Company will have no obligation to pay any such amounts.

                  SECTION 7. Underwriting Requirements. In the case of an underwritten offering pursuant to a Demand Registration pursuant to Section 2(a) hereof, VSI shall select the institution or institutions that shall manage or lead such offering, which institution or institutions shall be reasonably satisfactory to the Company. In the case of an underwritten offering pursuant to a Demand Registration pursuant to Section 2(b) hereof, the Company shall select the institution or institutions that shall manage or lead such offering, which institution or institutions shall be reasonably satisfactory to the Holders of a majority of the Registrable Shares who initiated such Demand Registration. In the case of any underwritten offering pursuant to a Piggyback Registration, the Company shall select the institution or institutions that shall manage or lead such offering. No Holder shall be entitled to participate in an underwritten offering unless and until such Holder has entered into an underwriting or other agreement with such institution or institutions for such offering in such form as the Company and such institution or institutions shall determine.

                  SECTION 8. Indemnification. (a) Indemnification by the Company. The Company shall, without limitation as to time, indemnify and hold harmless, to the full extent permitted by law, each Holder of Registrable Shares whose Registrable Shares are covered by a Registration Statement or Prospectus, the officers, directors and agents and employees of each of them, each person who controls each such Holder (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) and the officers, directors, agents and employees of each such controlling person, from and against any and all losses, claims, damages, liabilities, judgment, costs (including, without limitation, costs of investigation, preparation and reasonable attorneys' fees) and expenses (collectively, "Losses"), as incurred, arising out of or based upon any untrue or alleged untrue statement of a material fact contained in such Registration Statement or the related Prospectus or in any amendment or supplement thereto, or in any preliminary prospectus, or arising out of or based upon any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as the same are based upon any information furnished in writing to the Company by or on behalf of such Holder expressly for use therein.

                  (b) Indemnification by Holder of Registrable Shares. In connection with any Registration Statement in which a Holder is participating, such Holder shall indemnify and hold harmless, to the full extent permitted by law, the Company, its directors, officers, agents and employees, each person who controls the Company (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act) and the directors, officers, agents or employees of such controlling persons, from and against all Losses, as incurred, arising out of or based upon any untrue or alleged untrue statement of a material fact contained in such Registration Statement or the related Prospectus or any amendment or supplement thereto, or in any preliminary prospectus, or arising out of or based upon any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, to the extent, but only to the extent, that such untrue or alleged untrue statement or omission or alleged omission is based upon any information furnished in writing by or on behalf of such Holder to the Company expressly for use therein. Each Holder's indemnity obligations under this Section 8 shall be limited to the total sales proceeds (net of all underwriting discounts and commissions) actually received by such Holder in connection with the applicable offering.

                  (c) Conduct of Indemnification Proceedings. If any Person shall be entitled to indemnity under this Section 8 (an "indemnified party"), such indemnified party shall give prompt notice to the party from which such indemnity is sought (the "indemnifying party") of any claim or of the commencement of any proceeding with respect to which such indemnified party seeks indemnification or contribution pursuant hereto; provided, however, that the delay or failure to so notify the indemnifying party shall not relieve the indemnifying party from any obligation or liability except to the extent that the indemnifying party has been prejudiced by such delay or failure. The indemnifying party shall have the right, exercisable by giving written notice to an indemnified party promptly after the receipt of written notice from such indemnified party of such claim or proceeding, to assume, at the indemnifying party's expense, the defense of any such claim or proceeding, with counsel reasonably satisfactory to such indemnified party; provided, however, that (i) an indemnified party shall have the right to employ separate counsel in any such claim or proceeding and to participate in the defense thereof, but the fees and expenses of such separate counsel shall be at the expense of such indemnified party unless: (1) the indemnifying party agrees to pay such fees and expenses;
(2) the indemnifying party fails promptly to assume the defense of such claim or proceeding or fails to employ counsel reasonably satisfactory to such indemnified party; or (3) the named parties to any proceeding (including impleaded parties) include both such indemnified party and the indemnifying party, and such indemnified party shall have been advised by counsel that there may be one or more legal defenses available to it that are inconsistent with those available to the indemnifying party or that a conflict of interest is likely to exist among such indemnified party and any other indemnified parties (in which case the indemnifying party shall not have the right to assume the defense of such action on behalf of such indemnified party); and (ii) subject to clause (3) above, the indemnifying party shall not, in connection with any one such claim or proceeding or separate but substantially similar or related claims or proceedings in the same jurisdiction, arising out of the same general allegations or circumstances, be liable for the fees and expenses of more than one firm of attorneys (together with appropriate local counsel) at any time for all of the indemnified parties, or for fees and expenses that are not reasonable. Whether or not such defense is assumed by the indemnifying party, such indemnifying party shall not be subject to any liability for any settlement made without its consent (which consent shall not be unreasonably withheld). The indemnifying party shall not consent to entry of any judgment or enter into any settlement unless (i) there is no finding or admission of any violation of any rights of any person and no effect on any other claims that may be made against the indemnified party, (ii) the sole relief provided is monetary damages that are paid in full by the indemnifying party and (iii) such judgment or settlement includes as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release, in form and substance reasonably satisfactory to the indemnified party, from all liability in respect of such claim or litigation for which such indemnified party would be entitled to indemnification hereunder.

                  (C) Contribution. If the indemnification provided for in this
Section 8 is unavailable to an indemnified party in respect of any Losses (other than in accordance with its terms), then each applicable indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such Losses, in such proportion as is appropriate to reflect the relative fault of the indemnifying party, on the one hand, and such indemnified party, on the other hand, in connection with the actions, statements or omissions that resulted in such Losses as well as any other relevant equitable considerations. The relative fault of such indemnifying party, on the one hand, and indemnified party, on the other hand, shall be determined by reference to, among other things, whether any action in question, including any untrue statement of a material fact or omission or alleged omission to state a material fact, has been taken by, or relates to information supplied by, such indemnifying party or indemnified party, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent any such action, statement or omission. The amount paid or payable by a party as a result of any Losses shall be deemed to include any reasonable legal or other fees or expenses incurred by such party in connection with any investigation or proceeding. If, however, the allocation provided above in this Section 8(d) is not permitted by applicable law, then the indemnifying party shall contribute to the amount paid or payable by the indemnified party in such proportion as is appropriate to reflect not only such relative fault but also the relative benefits of the indemnifying party and the indemnified party as well as any other relevant equitable considerations. The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 8(d) were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in the preceding sentences of this
Section 8(d). Notwithstanding the provisions of this Section 8(d), an indemnifying party that is a Holder shall not be required to contribute any amount which is in excess of the amount by which the total proceeds (net of all underwriting discounts and commissions) received by such Holder from the sale of the Registrable Shares sold by such Holder in the applicable offering exceeds the amount of any damages that such indemnifying party has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

                  SECTION 9. Granting of Registration Rights. The Company shall not grant any registration rights inconsistent with those granted hereunder or that give any securityholder a position with respect to cut-backs that are superior to the Holders' position as granted herein, without the consent of all of the Holders of the Registrable Shares (voting together as a single class).

                  SECTION 10. Miscellaneous. (a) Rules 144 and 144A. The Company covenants that it will file any reports required to be filed by it under the Securities Act and the Exchange Act so as to enable Holders holding Registrable Shares to sell such Registrable Shares without registration under the Securities Act within the limitation of the exemptions provided by (a) Rules 144 and 144A under the Securities Act, as each such Rule may be amended from time to time, or
(b) any similar rule or rules hereafter adopted by the SEC, so long as the exemptions provided for in such Rules would otherwise be available to such Holders at such time. Upon the request of any such Holder, the Company will forthwith deliver to such Holder a written statement as to whether it has complied with such requirements.

                  (b) Termination. This Agreement and the obligations of the Company and the Holders hereunder (other than Section 8 hereof) shall terminate on the first date on which no Registrable Shares remain outstanding.

                  (c) Notices. All notices, demands, requests, or other communications which may be or are required to be given, served, or sent by any party to any other party pursuant to this Agreement shall be in writing and shall be mailed by first-class, registered or certified mail, return receipt requested, postage prepaid, or transmitted by hand delivery (including delivery by courier), or facsimile transmission, addressed as follows:

                     (i)      If to the Company:

                              VitaminShoppe.com, Inc.
                              380 Lexington Avenue - Suite 1700
                              New York, New York 10168

                              Attention: Chairman of the Board
                              Facsimile: (201) 866-5227

                              Attention: President and Chief Executive Officer
                              Facsimile: (201) 453-9038

                     (ii) If to any Holder, at its last known address appearing on the books of the Company maintained for such purpose.

Each party may designate by notice in writing in accordance with this Section 10(c) a new address to which any notice, demand, request or communication may thereafter be so given, served or sent. Each notice, demand, request or communication shall be deemed to have been duly given five business days after being deposited in the mail, postage prepaid, if mailed; when delivered by hand, if personally delivered; or upon receipt, if sent by facsimile (followed by a confirmation copy sent by either overnight or two (2) day courier).

                  (c) Separability. If any provision of this Agreement shall be declared to be invalid or unenforceable, in whole or in part, such invalidity or unenforceability shall not affect the remaining provisions hereof which shall remain in full force and effect.

                  (d) Assignment. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, devisees, legatees, legal representatives, successors and assigns.

                  (e) Entire Agreement. This Agreement represents the entire agreement of the parties and shall supersede any and all previous contracts, arrangements or understandings between the parties hereto with respect to the subject matter hereof.

                  (f) Amendments and Waivers. Except as otherwise provided herein, the provisions of this Agreement may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given, except by an instrument signed by all the parties hereto.

                  (g) Interpretation. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

                  (h) Counterparts. This Agreement may be executed in two or more counterparts, all of which shall be one and the same agreement, and shall become effective when counterparts have been signed by each of the parties and delivered to each other party.

                  (i) Governing Law; Consent to Jurisdiction and Venue. In all respects, including all matters of construction, validity and performance, this Agreement and the obligations arising hereunder shall be governed by, and construed and enforced in accordance with, the laws of the State of New York applicable to contracts made and performed in such state, without regard to the principles thereof regarding conflict of laws. EACH OF THE COMPANY, VSI, THE INVESTORS AND TWP CONSENTS TO PERSONAL JURISDICTION, WAIVES ANY OBJECTION AS TO JURISDICTION OR VENUE, AND AGREES NOT TO ASSERT ANY DEFENSE BASED ON LACK OF JURISDICTION OR VENUE, IN THE CITY OF NEW YORK, STATE OF NEW YORK. Service of process on the Company or any Holder in any action arising out of or relating to this Agreement shall be effective if mailed to such party in accordance with the procedures and requirements set forth in Section 10(c). Nothing herein shall preclude any Holder or the Company from bringing suit or taking other legal action in any other jurisdiction.

                  (j) Mutual Waiver of Jury Trial. BECAUSE DISPUTES ARISING IN CONNECTION WITH COMPLEX FINANCIAL TRANSACTIONS ARE MOST QUICKLY AND ECONOMICALLY RESOLVED BY AN EXPERIENCED AND EXPERT PERSON AND THE PARTIES WISH APPLICABLE STATE AND FEDERAL LAWS TO APPLY (RATHER THAN ARBITRATION RULES), THE PARTIES DESIRE THAT THEIR DISPUTES BE RESOLVED BY A JUDGE APPLYING SUCH APPLICABLE LAWS. THEREFORE, TO ACHIEVE THE BEST COMBINATION OF THE BENEFITS OF THE JUDICIAL SYSTEM AND OF ARBITRATION, THE PARTIES HERETO WAIVE ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, SUIT OR PROCEEDING BROUGHT TO ENFORCE OR DEFEND ANY RIGHTS OR REMEDIES UNDER THIS AGREEMENT.

                  (k) Calculation of Time Periods. Except as otherwise indicated, all periods of time referred to herein shall include all Saturdays, Sundays and holidays; provided, however, that if the date to perform the act or give any notice with respect to this Agreement shall fall on a day other than a Business Day, such act or notice may be timely performed or given if performed or given on the next succeeding Business Day.

                  (l) Effectiveness of Agreement. Notwithstanding anything contained herein to the contrary, this Agreement shall become effective only upon the closing of the transactions contemplated under the Stock Purchase Agreement.

         [The remainder of this page intentionally has been left blank.]

                  IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date and year first written above.


                                            VITAMINSHOPPE.COM, INC.


                                            By: _______________________________
                                                Name:
                                                Title:


                                            VITAMIN SHOPPE INDUSTRIES INC.


                                            By: _______________________________
                                                Name:
                                                Title:


                                            THOMAS WEISEL PARTNERS LLC


                                            By: _______________________________
                                                Name:
                                                Title:

                                            THE INVESTORS:

                                            FdG-CHASE CAPITAL PARTNERS LLC


                                            By: FdG CAPITAL ASSOCIATES LLC,
                                                its Managing Member


                                            By: _______________________________
                                                Name:
                                                Title:

                                            FdG CAPITAL PARTNERS LLC


                                            By: FdG CAPITAL ASSOCIATES LLC,
                                                its Managing Member


                                            By: _______________________________
                                                Name:
                                                Title:


                                            CB CAPITAL INVESTORS, INC.


                                            By: _______________________________
                                                Name:
                                                Title:

                                    J.H. WHITNEY III, L.P.


                                    By: J.H. Whitney Equity Partners III, LLC,
                                        Its General Partner


                                    By: _______________________________________
                                        Name:  Michael C. Brooks
                                        Title:  Managing Member


                                    WHITNEY STRATEGIC PARTNERS III, L.P.


                                    By: J.H. Whitney Equity Partners III, LLC,
                                        Its General Partner


                                    By: _______________________________________
                                        Name:  Michael C. Brooks
                                        Title:  Managing Member

                                    JEFFREY HOROWITZ AND HELEN HOROWITZ, as
                                    Joint Tenants With Right of Survivorship



                                    __________________________________________
                                    Jeffrey Horowitz, Joint Tenant


                                    __________________________________________
                                    Helen Horowitz, Joint Tenant



                                    THE FLATIRON FUND 1998/1999, LLC



                                    By:
                                         _____________________________________
                                         Name:
                                         Title:


                                    FLATIRON ASSOCIATES, LLC



                                    By:
                                         ______________________________________
                                         Name:
                                         Title:


                                    BankAmerica Investment Corporation

                                    By:
                                         _____________________________________
                                         Name:
                                         Title:



                                    MIG Partners IV

                                    By:
                                         _____________________________________
                                         Name:
                                         Title:

                                                                      Schedule 1


                                    Investors


FdG - Chase Capital Partners LLC

FdG Capital Partners LLC

CB Capital Investors, Inc.

Jeffrey Horowitz and Helen Horowitz, as joint tenants with rights of survivorship

J.H. Whitney III, L.P.

Whitney Strategic Partners III, L.P.

The Flatiron Fund 1998/1999, LLC

Flatiron Associates, LLC

BankAmerica Investment Corporation

MIG Partners IV